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                                                                    Exhibit 3.58

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 05/19/1994
                                                          944089749 - 797569

                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

     TXI STRUCTURAL PRODUCTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

FIRST: That the Board of Directors of the Corporation, by written consent filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          "RESOLVED, THAT THE CERTIFICATE OF INCORPORATION OF THE CORPORATION BE AMENDED BY STRIKING ARTICLE 1. IN ITS ENTIRETY AND REPLACING THE FOLLOWING THEREFOR:

               "l. The name of the corporation is TXI Cement Company."

SECOND: That in accordance with Section 228 of the General Corporation Law of the State of Delaware, the above resolution approved by the Board of Directors of the Corporation was proposed to the sole stockholder of the Corporation and duly adopted by said sole stockholder by written consent as an amendment to the Certificate of Incorporation of the Corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said TXI Structural Products, Inc. has caused this Certificate to be signed by its President, and attested by its Secretary, this 18th day of May, 1994.


                                                TXI STRUCTURAL PRODUCTS, INC.


                                                By: Richard M. Fowler
                                                    ----------------------------
                                                    Richard M. Fowler, President

ATTEST:


/s/ Robert C. Moore
-----------------------------
Robert C. Moore, Secretary